Exhibit 99.6

For Immediate Release
August 4, 2015

SUNSHINE BIOPHARMA ANNOUNCES THAT THE INITIAL MANUFACTURING SAMPLE
OF ITS ANTICANCER COMPOUND Adva-27a MEETS BIOLOGICAL SPECIFICATIONS
PAVING THE WAY FOR CLINICAL TRIALS

Montreal, Quebec, Canada -- (MARKETWIRED) -- Sunshine Biopharma Inc. (OTCQB: “SBFM”), a pharmaceutical company focused on the research, development and commercialization of drugs for the treatment of various forms of cancer, announced today that it has completed analysis of the initial Adva-27a manufacturing sample received in June.  The results show that the sample meets all of the biological specifications, clearing the way for the manufacturing of a 2-kilogram quantity for clinical trials.

“This is a major advancement in our Adva-27a drug development program,” said Dr. Steve N. Slilaty, President and CEO of Sunshine Biopharma.  “We are now well on our way to getting the 2 kilograms we need to conducts our Adva-27a clinical trials,” he added.

About Adva-27a

Adva-27a is Sunshine Biopharma's lead anticancer compound, a Topoisomerase II inhibitor, small molecule that has recently been shown to be effective at killing Multidrug Resistant Breast Cancer cells, Small-Cell Lung Cancer cells, Uterine Sarcoma cells and Pancreatic Cancer cells (Published in ANTICANCER RESEARCH, Volume 32, Pages 4423-4432, October 2012).  Adva-27a is currently in the IND-Enabling stage of development. The original U.S. patent covering Adva-27a was issued on August 7, 2012 under U.S. patent number 8,236,935.  The Company is planning a Phase I clinical trial of Adva-27a for Pancreatic Cancer in parallel to the Phase I clinical trial of Adva-27a for multidrug resistant Breast Cancer to be conducted at McGill University's Jewish General Hospital in Montreal (Canada).

Safe Harbor Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

For Additional Information:

Sunshine Biopharma Inc. Contacts:
Camille Sebaaly, CFO
Tel.: 514-814-0464
camille.sebaaly@sunshinebiopharma.com